Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Announces Quarterly Dividend Payment and
$100 Million Increase in Share Repurchase Authorization

FOOTHILL RANCH, Calif. -April 17, 2017 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that its Board of Directors has declared a quarterly cash dividend of $0.50 per share on the Company’s outstanding common stock. The dividend will be payable on May 15, 2017 to shareholders of record as of the close of business on April 27, 2017.

In addition, the Board of Directors authorized an additional $100 million for share repurchases. Including the amount available under the previous authorization, as of April 17, 2017 the total available for future share repurchases under the program was $149 million.

“We continue to see strong growth trends for our aerospace and automotive applications and improving demand for general engineering applications. The organic investments we have made to improve manufacturing efficiencies, expand capacity and enhance quality have further strengthened our competitive position and ability to drive earnings growth in the years ahead” said Jack A. Hockema, Chairman and CEO. “The 11% increase in our quarterly dividend announced earlier this year, along with the $100 million increase in our share repurchase authorization, underscores our confidence in the positive long-term outlook for our business.,” stated Mr. Hockema.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) the Company’s ability to achieve sales growth for aerospace, automotive and general engineering applications, (b) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (c) the ability of the Company to maintain sustainable performance improvement, identify and successfully execute organic investments and growth opportunities, including growth from the Company’s existing platform, and improve the Company’s manufacturing cost efficiencies, expand capacity and enhance quality further strengthening its competitive position and driving earnings growth; (d) the Company’s ability to successfully execute its strategy to maintain a low-cost position, provide high quality differentiated products and superior customer experience; (e) the impact of the Company's future earnings, cash flows, financial condition, capital requirements and other factors on its financial strength, flexibility, ability to pay or increase future dividends and repurchases and any decision by the Company's board of directors in that regard; and (f) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2016. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations and Public Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757